Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Compugen Ltd. 2010 Share Incentive Plan of Compugen Ltd. (“Compugen”), of our report dated March 7, 2010, with respect to the consolidated financial statements of Compugen included in its Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
September 7, 2010	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global